Exhibit. 10.9

AMENDMENT TO WARRANT

This Amendment to Warrant (this “Amendment”) is made and entered into this 3rd day of December 2019 by and between Live Ventures Incorporated (formerly LiveDeal, Inc.) (the “Company”) and Isaac Capital Group, LLC (the “Investor”).

W I T N E S S E T H:

WHEREAS, Investor holds the warrants to purchase shares of Series B Convertible Preferred Stock issued by the Company as set forth on Exhibit A attached hereto (the “Warrant”).

WHEREAS, the Company believes it is desirable and in the best interests of the Company and the stockholders to extend the period during which the Warrants may be exercised in accordance with the terms hereof.

WHEREAS, on January 16, 2018, the Company and the Investor entered into a similar agreement and are entering into this Agreement in a manner consistent with the January 2018 transaction.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Warrant.  The Warrant is hereby amended so that the defined term “Expiration Date” is deleted in its entirety and replaced with the following:

“at any time and from time to time from and after the date hereof through and including the date that is five (5) years following the date of issuance set forth above (the “Expiration Date”); provided, however, that if this Warrant remains unexercised on the Expiration Date, then the “Expiration Date” shall be deemed to be automatically extended for a period of two (2) years from the date thereof without any further action on the part of the Holder.”

2.Investor Representations. Investor hereby represents and warrants that (a) Investor is the record owner of the Warrant; (b) Investor has not signed any assignment, power of attorney, or other assignment or authorization respecting the same that is now outstanding and still in force as to such Warrant, and no person, firm, corporation or other entity has, or has asserted, any right, title, claim, equity, or interest in, to, or respecting such Warrant; and (c) Investor has not at any time executed any instrument, document or agreement pursuant to which Investor purported to transfer any right, title, claim, equity or interest in one or more Warrants, and Investor is not bound by any agreement to do any of the foregoing.

3.Miscellaneous.  This Amendment shall be governed by, and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be performed in that state, without reference to conflict of laws principles thereof.  The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.  This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.Continuation of Warrant.  Except as expressly modified by this Amendment, the Warrant shall continue to be and remain in full force and effect in accordance with their terms. Any future reference to the Warrant shall be deemed to be a reference to the Warrant as modified by this Amendment.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized signatories.

LIVE VENTURES INCORPORATED

By:	/s/ Virland A. Johnson
Name:	Virland A. Johnson
Title:	Chief Financial Officer

ISAAC CAPTIAL GROUP LLC

By:	/s/ Jon Isaac
Name:	Jon Isaac
Title:	President and Chief Executive Officer

Exhibit A

Warrants

Warrant No.	Grant Date	Number of Warrants to Purchase Shares of Series B Convertible Preferred Stock	Exercise Price

E	12/3/14	22,479	28.50